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                                                                     Exhibit 3.5

                            CERTIFICATE OF FORMATION

                                       OF

                             N&T RAILWAY COMPANY LLC

           This Certificate of Formation of N&T Railway Company LLC (the "LLC"), dated August 8, 2002, is being duly executed and filed by Michael Psaros, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. (S)18-101, et seq.).

           FIRST. The name of the limited liability company formed hereby is N&T Railway Company LLC.

           SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

           THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

           IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                     /s/ Michael Psaros
                                                     -------------------
                                                     Michael Psaros
                                                     Authorized Person